Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the American Depositary Shares, each representing two common shares, par value NT$10.00 per share, of Taiwan Liposome Company, Ltd., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: August 20, 2021

Chang-Hai Lin
/s/ Chang-Hai Lin

Yuhua Lin
/s/ Yuhua Lin

Taiping Wu
/s/ Taiping Wu

Yanhui Lin
/s/ Yanhui Lin

Chinnu Lin
/s/ Chinnu Lin

Chinpen Lin
/s/ Chinpen Lin

Chenghsien Lin
/s/ Chenghsien Lin

Tienhuo Chen
/s/ Tienhuo Chen

George Yeh
/s/ George Yeh

Leemei Chen
/s/ Leemei Chen

Topmunnity Therapeutics Taiwan Limited

By:	/s/ Amy Huang
Name:	Amy Huang
Title:	Director

Champions Management Co., Ltd.

By:	/s/ Amy Huang
Name:	Amy Huang
Title:	Director

Hongtai Investment Co., Ltd.

By:	/s/ Charles Chen
Name:	Charles Chen
Title:	Director

Keelung Hong
/s/ Keelung Hong

Chia Hung Lin
/s/ Chia Hung Lin

Moun Rong Lin
/s/ Moun Rong Lin

Tom Chen
/s/ Tom Chen

Baldwin Yen
/s/ Baldwin Yen

Yung Tsai Yen
/s/ Yung Tsai Yen

Fu-Ying Huang
/s/ Fu-Ying Huang

Tsung Cheng Lin
/s/ Tsung Cheng Lin

Ho Tzu Yen
/s/ Ho Tzu Yen

Yong Ciao Ching Corporation

By:	/s/ Frank C. F. Huang
Name:	Frank C. F. Huang
Title:	Director

Chi Pin Investment Company

By:	/s/ Chih Lan Li
Name:	Chih Lan Li
Title:	Director

Sophia Yen
/s/ Sophia Yen

Kelvin Yen
/s/ Kelvin Yen

May Ju Chen
/s/ May Ju Chen

Kuei Long Chu
/s/ Kuei Long Chu

Sheue Fang Shih
/s/ Sheue Fang Shih

Shun Shen Guo
/s/ Shun Shen Guo

Che Yao Chang
/s/ Che Yao Chang

Ming Yuan Lo
/s/ Ming Yuan Lo

Tsung Chang Yang
/s/ Tsung Chang Yang

Su Jen Shieh
/s/ Su Jen Shieh

Fan Chi Yao
/s/ Fan Chi Yao

Wen Jen Peng
/s/ Wen Jen Peng

Yu Hsiu Su
/s/ Yu Hsiu Su

Ku Hsiang Su
/s/ Ku Hsiang Su

Wen Yeh Liao
/s/ Wen Yeh Liao

Tsung Jen Lin
/s/ Tsung Jen Lin

Shu Chuan Tsai
/s/ Shu Chuan Tsai

Tzu-Chieh Lin
/s/ Tzu-Chieh Lin

Che-Yu Lin
/s/ Che-Yu Lin

Ching Ju Ou
/s/ Ching Ju Ou

Yuan Chi Huang
/s/ Yuan Chi Huang

Nan Hsin Investment Limited Company

By:	/s/ Moun Rong Lin
Name:	Moun Rong Lin
Title:	Director

Pei Sheng Wu
/s/ Pei Sheng Wu

Siong Tern Liew
/s/ Siong Tern Liew

Wei Ta Chen
/s/ Wei Ta Chen

I Lin Chen
/s/ I Lin Chen

Yi Shan Shih
/s/ Yi Shan Shih

Yu Li Lin
/s/ Yu Li Lin

Yun Sheng Liu
/s/ Yun Sheng Liu

Iau Ang, Le Bun
/s/ Iau Ang, Le Bun

Chi Jen Chen
/s/ Chi Jen Chen

Po Yu Huang
/s/ Po Yu Huang

Wan Ju Tseng
/s/ Wan Ju Tseng

Ching Jui Lin
/s/ Ching Jui Lin

Sucy Su Yang
/s/ Sucy Su Yang

Chi-Wen Hung
/s/ Chi-Wen Hung

Yun-Lung Tseng
/s/ Yun-Lung Tseng

Yi Shi Chiang
/s/ Yi Shi Chiang

Min-Wen Kuo
/s/ Min-Wen Kuo

Carl Oscar Brown
/s/ Carl Oscar Brown

Tien-Tzu Tai
/s/ Tien-Tzu Tai

Chia Hui Yu
/s/ Chia Hui Yu

Po-Chun Chang
/s/ Po-Chun Chang

Hsin-Ying Lin
/s/ Hsin-Ying Lin

Hui-Ju Tsai
/s/ Hui-Ju Tsai

Lo Chang
/s/ Lo Chang

Chia Fang Lin
/s/ Chia Fang Lin

Ying-Chu Chi
/s/ Ying-Chu Chi

He-Ru Chen
/s/ He-Ru Chen

Chia-Tsung Su
/s/ Chia-Tsung Su

Wan-Ni Yu
/s/ Wan-Ni Yu

Yun-Hsiang Chuang
/s/ Yun-Hsiang Chuang

Yen-Ling Lin
/s/ Yen-Ling Lin

Yun-Chen Su
/s/ Yun-Chen Su

Carina Chen
/s/ Carina Chen

Jetstar Investment Limited

By:	/s/ Taylor Neil Andrew
Name:	Taylor Neil Andrew
Title:	Director

Taylor Neil Andrew
/s/ Taylor Neil Andrew

Chung-Yo Yao
/s/ Chung-Yo Yao

Isaac Chu
/s/ Isaac Chu